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                              W. R. GRACE & CO.

                          NON-STATUTORY STOCK OPTION

      Under the W. R. Grace & Co. 1994 Stock Incentive Plan (the "Plan")

        GRANTED TO:           ALBERT J. COSTELLO
        Date of Grant:        May 1, 1995
        Expiration Date:      April 30, 2005

   In accordance with the Plan (a copy of which is attached hereto as Annex
A), you are hereby granted an Option to purchase 300,000 shares of Common Stock upon the following terms and conditions:

   (1) The purchase price shall be $52.3750 per share.

   (2) Subject to the other provisions hereof, this Option shall become exercisable as follows:

                        100,000 shares on May 2, 1996
                        100,000 shares on May 2, 1997
                        100,000 shares on May 2, 1998,

except that it shall become exercisable in full upon the occurrence of any of the events specified in section 3(g)(iii) of the Employment Agreement dated May 1, 1995 between you and the Company, as such Agreement may be amended from time to time.

Once exercisable, an installment may be exercised (together with any other installments that have become exercisable) at any time in whole or in part until the expiration or termination of this Option.

   (3) This Option shall not be treated as an Incentive Stock Option (as such term is defined in the Plan.)

   (4) This Option may be exercised only by serving written notice on the Treasurer of the Company. The purchase price shall be paid in cash or, with the permission of the Company, in shares of Common Stock or in a combination of cash and such shares (see section 6(a) of the Plan). Any shares of Common Stock applied toward the purchase price payable upon exercise of this Option must have been owned by you for at least six months prior to such exercise, and if such shares were granted to you by the Company subject to restrictions, such restrictions must have lapsed at least six months prior to such exercise.

   (5) This Option and any right thereunder is nonassignable and nontransferable except by will or the laws of descent and distribution, and is exercisable during your lifetime only by you. If you cease to serve the Company or a Subsidiary, this Option shall terminate as provided in section 6(d) of the Plan, subject, however, to the following:

THIS DOCUMENT CONSTITUTES PART OF A
PROSPECTUS COVERING SECURITIES THAT
HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933.




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       (a) For the purposes of said section 6(d), your service shall be deemed to have terminated by reason of retirement if (i) you retire under a retirement plan of the Company or a Subsidiary, (ii) the retirement is voluntary, and (iii) you have served the Company or a Subsidiary for at least five years. Any other retirement may, at the discretion of the Company, be deemed to be a resignation.

       (b) In the event you should become incapacitated or die and neither you nor your legal representative(s) or other person(s) entitled to exercise this Option exercise this Option to the fullest extent possible on or before its termination, the Company shall pay you, your legal representative(s) or such other person(s), as the case may be, an amount of money equal to the Fair Market Value of any shares remaining subject to this Option on the last date it could have been exercised, less the aggregate purchase price of such shares.

       (c) Notwithstanding any provision of the Plan, in the event (i) you voluntarily retire under a retirement plan of the Company or a Subsidiary prior to the date on which the first installment of this Option becomes exercisable and (ii) you do not continue to serve the Company or a Subsidiary until such date, this Option shall terminate as of the date you cease to serve.

       (d) In the event you cease to serve as an employee but immediately thereafter commence to serve as a consultant and subsequently you cease to serve as a consultant for reasons other than those described in clause (i) of section 6(d) of the Plan, this Option shall terminate three years after the cessation of your service as a consultant, but subject to the limitation set forth in the fifth sentence of such section 6(d).

   (6) If you are or become an employee of, or a consultant to, a Subsidiary, the Company's obligations hereunder shall be contingent on the approval of the Plan and this Option by the Subsidiary and the Subsidiary's agreement that (a) the Company may administer this Plan on its behalf and, (b) upon the exercise of this Option, the Subsidiary will purchase from the Company the shares subject to the exercise at their Fair Market Value on the date of exercise, such shares to be then transferred by the Subsidiary to the holder of this Option upon payment by the holder of the purchase price to the Subsidiary. Where appropriate, such approval and agreement of the Subsidiary shall be indicated by its signature below. The provisions of this paragraph and the obligations of the Subsidiary so undertaken may be waived, in whole or in part, from time to time by the Company.




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   (7) The Plan is hereby incorporated by reference. Terms defined in the
Plan shall have the same meaning herein. This Option is granted subject to the Plan and shall be construed in conformity with the Plan.

                                            W. R. GRACE & CO.


                                            Executive Vice President

Approved and Agreed to: *

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    (Name of Subsidiary)


By
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    (Authorized Officer)

                                            RECEIPT ACKNOWLEDGED:


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* This will be completed only if you are or become an employee of, or a consultant to, a Subsidiary.